                                OMNICARE, INC.

                    EXECUTIVE SALARY PROTECTION AGREEMENT


         This Agreement is made and entered into as of July 1, 1981, by and between Omnicare, Inc., a Delaware corporation (hereinafter sometimes referred to as the "Company"), and Joel F. Gemunder (hereinafter referred to as "Employee").

         In consideration of the past and future services of the Employee, it is hereby mutually agreed as follows:

SECTION 1 - PAYMENT OF DEATH BENEFITS
-------------------------------------

         (a) If Employee dies (from causes other than suicide within two years from the date hereof) while an active employee of the Company or a Subsidiary before reaching age 65, the Company, or the Subsidiary by which the Employee is employed, will pay to Employee's beneficiary (as defined herein), as a death benefit, the percentages of his Recognized Compensation (as stated in Schedule A attached hereto) for the number of months set forth below:

         (i) 100% of Employee's Recognized Compensation for the first twelve (12) months following death;

         (ii) 50% of Employee's Recognized Compensation for the next one hundred eight (108) months provided that, in the event the Employee dies at age 56 or thereafter, the payments referred to in this sub-paragraph (ii) shall continue for the following periods:

                 Age at Death              Number of Monthly Payments
                      56                             96
                      57                             84
                      58                             72
                      59                             60
                      60                             48
                      61                             48
                      62                             48
                      63                             48
                      64                             48

         (b) As used herein the term "Beneficiary" of Employee shall mean the person or persons (which may include, without limitation, the Employee's estate or one or more trusts or other entities) designated by Employee in a "Designation of Beneficiary" filed with the Company. Such "Designation of Beneficiary" shall be in such form as the Committee may from time to time prescribe or accept. Employee may at any time change any such Designation of Beneficiary by filing a new form with the Company. If Employee has not made any such designation, or if any such designation shall not be effective, "Beneficiary" shall mean the Employee's estate or other person or persons entitled to receive the payments herein provided for under the laws of testate or intestate succession, as the case may be. In the event the Company has any doubt as to the proper person or persons entitled to receive payments due hereunder, the Company shall have the right to withhold such payments until the matter is decided by a court of competent jurisdiction.

         (c) In the event the Federal tax laws and regulations applicable to the payments herein provided for or to any life insurance the Company may take on Employee's life pursuant to Section 5 of the Company's Executive Salary Protection Plan ("ESP Plan") are hereafter changed or interpreted so as to increase the presently anticipated aftertax cost to the Company of the payments herein provided for, the Company may, in accordance with such procedures as shall be approved by the Committee, reduce the payments herein provided for commensurately.

SECTION 2 - TERMINATIONS
------------------------

         (a) All rights of Employee hereunder shall terminate upon his reaching age 65 or thirty (30) days following the date upon which he retires or otherwise (except by reason of death) ceases to be an active employee of the Company or a Subsidiary, whichever is earlier. Neither a leave of absence (if approved by the Committee) nor a cessation of employment by reason of total disability shall constitute a cessation of employment within the meaning of this paragraph. For the purposes of this paragraph:

         (i) "Total disability" shall mean a disability which (1) results from bodily injuries or disease, (2) wholly prevents Employee from engaging in an occupation for remuneration or profit, and (3) results from a cause not excluded from coverage under any insurance policy that the Company may obtain on Employee's life pursuant to Section 5 of the ESP Plan. Subject to clause (3) above, the entire and irrevocable loss of the sight of both eyes, or the use of both hands, or both feet, or of one hand and one foot, shall be considered total disability.

         (ii) "Occupation" shall mean (1) during the first twenty-four (24) months of disability, Employee's regular occupation, and (2) thereafter any occupation for which he is, or may be, reasonably fitted by education, training or experience.

         (b) Subject to the provisions of Section 6 (e) of the ESP Plan, this Agreement shall terminate or be deemed amended if the ESP Plan is terminated or amended, as the case may be.

         (c) If prior to the execution of this Agreement, Employee made a material misrepresentation, or omitted to state a material fact upon request, relating to his age, physical condition or medical history, and the Company relied on such representation or omission in entering into this Agreement, the Company may terminate this Agreement:

         (i) If Employee is alive at the time of termination, by giving thirty (30) days' written notice of termination to Employee, such notice to be given within sixty (60) days following discovery by the Company of such material misrepresentation or omission or within two years from the date hereof, whichever is earlier.

         (ii) If Employee is dead at the time of termination and died from a cause which would have been disclosed had the material misrepresentation or omission not been made and such cause was not and could not reasonably have been expected to have been disclosed by a physical examination of the Employee made prior to the date hereof, by giving thirty (30) days' written notice to the Beneficiary, such notice to be given within sixty (60) days following discovery by the Company of such material misrepresentation or omission or within five years from the date hereof, whichever is earlier.

Notwithstanding the foregoing, the Company may terminate this Agreement if the issuer of any insurance policy, which the Company may take on the life of Employee pursuant to Section 5 of the ESP Plan, shall cancel such policy (or the coverage extended to Employee's life) by reason of a misrepresentation made by Employee prior to the date hereof relating to his age, physical condition or medical history. Such termination shall be effected by giving thirty (30) days' written notice to Employee within sixty (60) days following such cancellation by the insurer.

         (d)     Employee may terminate this Agreement at any time upon thirty
(30) days' written notice to the Company.

SECTION 3 - GENERAL

         (a) All rights and incidents of ownership in any life insurance policies that the Company may take out on Employee pursuant to Section 5 of the ESP Plan shall belong to the Company; and neither Employee, nor any Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any such insurance policies or other assets of the Company.

         (b) Subject to Section 6 (c) of the ESP Plan, Employee shall not be obligated to contribute towards the costs of the benefits herein provided for.

         (c) This Agreement is issued pursuant to the ESP Plan which is hereby incorporated by reference. Each term defined in the ESP Plan shall have the same meaning herein as therein, unless the context otherwise requires.
This Agreement is subject to the terms and conditions of the ESP Plan and shall be construed to conform to such Plan.

         (d) Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed properly given if sent by registered or certified mail, addressed as follows:

                          (i)     Notices to Employee:
                                  Joel F. Gemunder
                                  Omnicare, Inc.
                                  511 Walnut Street
                                  Cincinnati, Ohio  45202


                          (ii)    Notices to the Company:

                                  Mr. J. L. Kenrich, Secretary
                                  Omnicare, Inc.
                                  511 Walnut Street
                                  Cincinnati, Ohio  45202


Either party may, from time to time, change the address to which notices to it shall be mailed by giving notice of such new address in the matter provided herein.

         IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date first above written.


                                                  OMNICARE, INC.


/s/ Joel F. Gemunder                       By      /s/ John L. Kenrich
-------------------                                -------------------
Joel F. Gemunder                                       John L. Kenrich

                                   SCHEDULE A
                                ---------------
                    EXECUTIVE SALARY PROTECTION AGREEMENT
                             FOR JOEL F. GEMUNDER


                      For the purpose of this Agreement
                    Employee's Recognized Compensation is
                                    $500,000